Exhibit 6

JOINDER TO JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to become parties to that certain Joint Filing Agreement dated July 12, 2023 by Chicago Atlantic Credit Opportunities, LLC, Chicago Atlantic Advisers, LLC, Chicago Atlantic Manager, LLC, Chicago Atlantic GP Holdings, LLC, Chicago Atlantic Group, LP, and Chicago Atlantic Group GP, LLC, as supplemented by the Joinder to Joint Filing Agreement dated June 27, 2024, by Chicago Atlantic Credit Company, LLC, Chicago Atlantic Opportunity Portfolio, LP and Chicago Atlantic Opportunity GP, LLC, with respect to the Subordinate Voting Shares of Vireo Growth Inc. (formerly known as Goodness Growth Holdings, Inc.).

This Joinder to Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this agreement.

Date: November 10, 2026

CHICAGO ATLANTIC OPPORTUNITY FINANCE, LLC

By:	/s/ Anthony Cappell
Name:	Anthony Cappell
Title:	Authorized Signatory

CHICAGO ATLANTIC EQUITY FUND, LLC

By:	/s/ Anthony Cappell
Name:	Anthony Cappell
Title:	Authorized Signatory

CA CO SPV, LLC

By:	/s/ Anthony Cappell
Name:	Anthony Cappell
Title:	Authorized Signatory